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                                  EXHIBIT 99.1

                                  Certification
                               of Redding Bancorp
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
regarding Quarterly Report on Form 10-Q for the quarter ended September 30, 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Redding Bancorp, a California Corporation (the "company"), does certify that:

      1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and

      2. Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of the Company.

      7. The signing Officer's are responsible for establishing and maintaining disclosure controls and procedures (Disclosure controls are defined as controls and other procedures of a company that are designed to insure that information required to be disclosed by the company in reports filed with the Securities and Exchange Commission
           (SEC) is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and form regulations.

      8. The signing Officer's have designed disclosure controls and procedures to ensure that material information is made known to them, particularly during the period in which the periodic report is being prepared.

      9. The signing Officer's have evaluated the effectiveness of the company's disclosure controls and procedures within 9- days prior to the filing of the report.

      10. The signing Officer's have disclosed to the company's auditors and to the audit committee all significant deficiencies in the design or operation of internal controls, which could adversely affect the company's ability to record, process, summarize and report financial data and have identified for the company's auditors any material weaknesses in internal controls.

      11. The signing Officer's have disclosed to the company's auditors and to the audit committee any fraud whether or not material, that involves management or other employees who have a significant role in the company's internal controls. No fraudulent activity was reported during the period.

      12. The signing Officer's certify that there have been no significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of this evaluation and as of the date of this filing.

     Dated: November 13, 2002

     /s/ Michael C. Mayer                       /s/ Linda J. Miles
     Michael C. Mayer                           Linda J. Miles
     President & Chief Executive Officer        Executive VP & Chief Financial Officer